Exhibit 99.1

Vistance Networks Reports First Quarter 2026 Results

First Quarter Highlights

•
Net sales of $471.8 million
•
GAAP income from continuing operations of $231.7 million
•
Non-GAAP adjusted EBITDA of $87.3 million (1)
•
Core non-GAAP adjusted EBITDA of $87.3 million* (1)
•
Cash flow used in operations of $(226.6) million and free cash flow of $(228.8) million (2)

* Core financial measures reflect the results of the RUCKUS and Aurora Networks (Aurora) segments, in the aggregate, and exclude general corporate costs that were previously allocated to the Connectivity and Cable Solutions (CCS) segment, Outdoor Wireless Networks (OWN) segment and Distributed Antenna Systems (DAS) business unit, since these costs were not directly attributable to these discontinued operations. See the segment comparison tables below showing the aggregation of the Core financial measures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

Richardson, TX, April 30, 2026 — Vistance Networks, Inc. (NASDAQ: VISN), a global leading provider of intelligent network solutions, today reported results for the quarter ended March 31, 2026.

Summary of Consolidated Results
	Q1	Q1	% Change
	2026	2025	YOY
	(in millions, except per share amounts)
Net sales	$471.8	$388.1	21.6%
GAAP income from continuing operations	231.7	341.1	(32.1)
GAAP income from continuing operations per share	1.02	1.50	(32.0)
Non-GAAP adjusted EBITDA (1)	87.3	47.2	85.0
Core non-GAAP adjusted EBITDA (1) (2)	87.3	63.1	38.4
Non-GAAP adjusted net income per diluted share (1)	0.34	0.11	209.1

“This morning, we announced we signed a definitive agreement to sell our RUCKUS Networks business to Belden in an all-cash transaction for $1.846 billion. We believe this transaction continues to unlock equity value for our shareholders, including further cash distributions. Belden is an excellent home for the RUCKUS business, both for our customers and employees. This transaction allows us to focus on value creation in our Aurora business. With an unlevered balance sheet, we have significant financial flexibility to further invest in the Aurora business, including evaluating accretive acquisitions. We believe this transaction coupled with our strong first quarter results, positions Vistance Networks for continued equity value improvement. We are pleased with our strong first quarter results. Vistance Networks reported net sales of $472 million, an increase of 22% from the prior year, and delivered Core adjusted EBITDA of $87 million, an improvement of 38% year-over-year, supported by growth in both segments,” said Chuck Treadway, President and Chief Executive Officer.

“With the closing of the CCS transaction in the first quarter and the subsequent distribution of excess cash resulting from that transaction, Vistance Networks has returned significant value to its shareholders. The RUCKUS transaction will continue this momentum. Our decision to not put leverage on the business after the CCS transaction has created financial flexibility as we focus on the Aurora business. The Aurora business had a strong first quarter with revenue and adjusted EBITDA up 33% and 32%, respectively. We expect the Aurora standalone business to deliver between $225 and $250 million of adjusted EBITDA in 2026,” said Kyle Lorentzen, Chief Financial Officer.

As previously reported, on January 9, 2026, the Company completed the sale of the CCS segment to Amphenol Corporation and used the approximate $10 billion of net proceeds to pay all of its outstanding debt and redeem all of the Series A Convertible Preferred Stock. The Company distributed the excess cash to shareholders, as a special distribution of $10 per share, on April 27, 2026. As a result of the CCS sale, unless otherwise noted, these financial results relate to Vistance Networks’ continuing operations based on the two remaining reporting segments: RUCKUS and Aurora. For all periods presented, amounts have been recast to reflect these changes.

First Quarter Results and Comparisons

Continuing operations net sales in the first quarter of 2026 increased 21.6% year-over-year to $471.8 million due to higher net sales in both the Aurora and RUCKUS segments. Net sales increased across all regions, except the Caribbean and Latin America (CALA) region and Canada.

Income from continuing operations of $231.7 million, or $1.02 per share, in the first quarter of 2026, decreased compared to the same prior year period’s income from continuing operations of $341.1 million, or $1.50 per share. Non-GAAP adjusted net income for the first quarter of 2026 was $80.1 million, or $0.34 per share, compared to $30.6 million, or $0.11 per share, in the same prior year period.

Core non-GAAP adjusted EBITDA increased 38.4% to $87.3 million in the first quarter of 2026 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 18.5% in the first quarter of 2026 compared to 16.3% in the same prior year period. Non-GAAP adjusted EBITDA increased 85.0% to $87.3 million in the first quarter of 2026 compared to the same prior year period. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 18.5% in the first quarter of 2026 compared to 12.2% in the same prior year period.

First Quarter Comparisons

Sales by Region

			% Change
	Q1 2026	Q1 2025	YOY
United States	$327.7	$264.1	24.1%
Europe, Middle East and Africa	72.3	53.0	36.4
Asia Pacific	42.8	28.4	50.7
Caribbean and Latin America	14.4	19.0	(24.2)
Canada	14.6	23.6	(38.1)
Total net sales	$471.8	$388.1	21.6%

Segment Net Sales

			% Change
	Q1 2026	Q1 2025	YOY
RUCKUS	$173.4	$163.1	6.3%
Aurora	298.4	225.0	32.6
Total net sales	$471.8	$388.1	21.6%

Segment Operating Income (Loss)

			% Change
	Q1 2026	Q1 2025	YOY
RUCKUS	$8.7	$7.0	24.3%
Aurora	15.0	(1.8)	NM
Core operating income (1)	23.7	5.2	355.8
Corporate and other (2)	—	(21.5)	NM
Total operating income (loss)	$23.7	$(16.3)	NM

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q1 2026	Q1 2025	YOY
RUCKUS	$37.0	$24.9	48.6%
Aurora	50.3	38.2	31.7
Core adjusted EBITDA (1)	87.3	63.1	38.4
Corporate and other (2)	—	(15.9)	NM
Total segment adjusted EBITDA	$87.3	$47.2	85.0%

NM – Not meaningful

(1) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA.

•
RUCKUS - Net sales of $173.4 million increased 6.3% from the prior year period primarily driven by an increase in demand and an investment in selling resources. Core RUCKUS net sales, which exclude OneCell increased 13.7% versus the prior year.
•
Aurora - Net sales of $298.4 million increased 32.6% from the prior year period driven by increases in the Access Technologies business.

Cash Flow and Balance Sheet

•
GAAP cash flow used in operations in the first quarter of 2026 was $226.6 million.
•
Free cash flow used in the first quarter of 2026 was $228.8 million after adjusting operating cash flow for $2.2 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $2,510.0 million in cash and cash equivalents.

Stock Repurchase Plan

In addition, the Company announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to an aggregate of $100 million of its outstanding shares of common stock. The Company may repurchase shares in the open market, in privately negotiated transactions or in such other manners as determined by the Company, including through repurchase plans complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The method, timing and amount of any repurchases made under the share repurchase program will depend on a variety of factors, including capital and liquidity requirements, market conditions and alternative uses for cash. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be modified, suspended or discontinued at any time.

Conference Call, Webcast and Investor Presentation

As previously announced, Vistance Networks will host a conference call today at 8:30 a.m. ET in which management will discuss the proposed transaction and first quarter of 2026 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of Vistance Networks’ Investor Relations website.

A webcast replay will be archived on Vistance Networks’ website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning the proposed transaction, as well as business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Vistance Networks:

Vistance Networks (NASDAQ: VISN)) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com. Follow us on LinkedIn.

Investor Contact:
Jenny Thompson
Jenny.Thompson@VistanceNetworks.com

News Media Contact:
Luke Hamer
Luke.Hamer@VistanceNetworks.com

Non-GAAP Financial Measures

Management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. Management further believes that these financial measures are useful in assessing Vistance Networks’ operating performance from period to period by excluding certain items that we believe are not representative of our core business. Management also uses certain of these financial measures for business planning purposes and in measuring Vistance Networks’ performance relative to that of its competitors. Management believes these financial measures are commonly used by investors to evaluate Vistance Networks’ performance and that of its competitors. However, Vistance Networks’ use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

Management believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the RUCKUS and Aurora segments and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to the discontinued operations. The Core results represent the business results as currently managed and reported by Vistance Networks. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Core RUCKUS Measures

Management believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core RUCKUS financial measures are the RUCKUS segment excluding OneCell which was sold in May of 2025. The Core RUCKUS results represent the business results as currently managed and reported on within RUCKUS today. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement for the RUCKUS transaction; the inability to complete the proposed transaction due to the failure to satisfy any of the conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed transaction on the Company’s relationships, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of our transformation initiative and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facility or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our ability to incur indebtedness at acceptable interest rates or at all; our ability to generate cash to service any future indebtedness; the ability to recognize the expected benefits of the proposed transaction, and prior sale transactions, including the expected financial performance of Vistance Networks following the transaction and prior sale transactions; the effect of the proposed transaction and prior sale transactions on the ability of Vistance Networks to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of Vistance Network’s competitors, creditors and prior stakeholders to the proposed transaction and prior sale transactions; potential litigation relating to the proposed transaction and prior sale transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the U.S. affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control.

These and other factors are discussed in greater detail under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025 and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

Vistance Networks, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Net sales	$471.8	$388.1
Cost of sales	238.1	190.5
Gross profit	233.7	197.6
Transition service agreement income	1.1	8.7
Operating expenses:
Selling, general and administrative	109.2	108.9
Research and development	58.2	66.2
Amortization of purchased intangible assets	34.1	36.3
Restructuring costs, net	9.6	11.2
Total operating expenses	211.1	222.6
Operating income (loss)	23.7	(16.3)
Other income (expense), net	2.1	(4.5)
Interest income	20.7	4.4
Income (loss) from continuing operations before income taxes	46.5	(16.4)
Income tax benefit	185.2	357.5
Income from continuing operations	231.7	341.1
Income from discontinued operations, net of income tax benefit of $1,609.6 and $413.8, respectively	5,276.3	442.9
Net income	5,508.0	784.0
Series A convertible preferred stock dividends	(1.7)	(16.9)
Net income attributable to common stockholders	$5,506.3	$767.1

Basic:
Earnings from continuing operations per share	$1.02	$1.50
Earnings from discontinued operations per share	23.43	2.05
Earnings per share	$24.45	$3.55

Diluted:
Earnings from continuing operations per share	$0.97	$1.25
Earnings from discontinued operations per share	22.18	1.63
Earnings per share	$23.15	$2.88

Weighted average shares outstanding:
Basic	225.2	216.3
Diluted (a)	237.9	271.9
(a) Calculation of diluted earnings per share:
Net income attributable to common stockholders (basic and diluted)	$5,506.3	$767.1

Weighted average shares (basic)	225.2	216.3
Dilutive effect of as-if converted Series A convertible preferred stock	4.7	44.6
Dilutive effect of equity-based awards	8.0	11.0
Denominator (diluted)	237.9	271.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$2,510.0	$754.4
Accounts receivable, net of allowance for doubtful accounts of $0.7 and $1.6, respectively	377.4	350.4
Inventories, net	336.9	310.4
Prepaid expenses and other current assets	99.5	56.5
Current assets held for sale	—	4,324.5
Total current assets	3,323.8	5,796.2
Property, plant and equipment, net of accumulated depreciation of $178.3 and $174.5, respectively	56.3	58.6
Goodwill	764.6	764.6
Other intangible assets, net	805.0	839.1
Deferred income taxes	303.9	1,765.9
Other noncurrent assets	189.4	146.6
Total assets	$5,443.0	$9,371.0
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$164.6	$213.3
Accrued and other liabilities	334.0	498.3
Current liabilities held for sale	—	783.9
Total current liabilities	498.6	1,495.5
Long-term debt	—	7,260.2
Deferred income taxes	69.4	67.2
Other noncurrent liabilities	280.5	273.5
Total liabilities	848.5	9,096.4
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	—	1,278.7
Stockholders' equity (deficit):
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: None and 1,278,653, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 225,513,374 and 223,260,316, respectively	2.5	2.4
Additional paid-in capital	2,491.7	2,487.9
Retained earnings (accumulated deficit)	2,454.4	(3,040.8)
Accumulated other comprehensive income (loss)	1.1	(118.7)
Treasury stock, at cost: 19,766,856 shares and 18,665,426 shares, respectively	(355.2)	(334.9)
Total stockholders' equity (deficit)	4,594.5	(1,004.1)
Total liabilities and stockholders' equity (deficit)	$5,443.0	$9,371.0

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended
	March 31,
	2026	2025
Operating Activities:
Net income	$5,508.0	$784.0
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	39.1	78.0
Equity-based compensation	5.5	7.5
Deferred income taxes	1,465.5	13.3
Gain on disposal of discontinued operations	(7,007.9)	(869.7)
Noncash write-off of unamortized DFF and OID	101.3	—
Changes in assets and liabilities:
Accounts receivable	(2.1)	(149.9)
Inventories	(54.7)	(35.9)
Prepaid expenses and other assets	(21.4)	(49.0)
Accounts payable and other liabilities	(274.5)	20.5
Other	14.6	14.3
Net cash used in operating activities	(226.6)	(186.9)
Investing Activities:
Additions to property, plant and equipment	(2.2)	(15.5)
Net proceeds from divestitures	10,541.7	2,034.5
Net cash generated by investing activities	10,539.5	2,019.0
Financing Activities:
Long-term debt repaid	(7,370.8)	(2,049.0)
Long-term debt proceeds	—	50.0
Debt issuance costs	—	(5.7)
Redemption of convertible preferred stock	(1,278.7)	—
Dividends paid on Series A convertible preferred stock	(1.7)	—
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	—
Tax withholding payments for vested equity-based compensation awards	(20.4)	(1.5)
Net cash used in financing activities	(8,671.5)	(2,006.2)
Effect of exchange rate changes on cash and cash equivalents	2.3	4.1
Change in cash, cash equivalents and restricted cash	1,643.7	(170.0)
Cash, cash equivalents and restricted cash at beginning of period	922.8	663.3
Cash, cash equivalents and restricted cash at end of period	2,566.5	493.3
Less: Restricted cash in prepaid expenses and other assets	56.5	—
Cash and cash equivalents at end of period	$2,510.0	$493.3

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Income from continuing operations, as reported	$231.7	$341.1
Income tax benefit, as reported	(185.2)	(357.5)
Interest income, as reported	(20.7)	(4.4)
Other (income) expense, as reported	(2.1)	4.5
Operating income (loss), as reported	$23.7	$(16.3)
Adjustments:
Amortization of purchased intangible assets	34.1	36.3
Restructuring costs, net	9.6	11.2
Equity-based compensation	5.3	5.6
Transaction, transformation and integration costs	10.7	4.3
Depreciation	3.9	6.1
Total adjustments to operating income (loss)	63.6	63.5
Non-GAAP adjusted EBITDA	$87.3	$47.2

Income from continuing operations, as reported	$231.7	$341.1
Adjustments:
Total pretax adjustments to adjusted EBITDA	59.7	57.4
Pretax gain on debt transactions (1)	—	1.1
Tax effects of adjustments and other tax items (2)	(211.3)	(369.0)
Non-GAAP adjusted net income	$80.1	$30.6
GAAP income from continuing operations per share, as reported (3)	$0.97	$1.25
Non-GAAP adjusted diluted income per share (4)	$0.34	$0.11

(1) Included in other income (expense), net.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For all periods presented, GAAP income (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend.

(4) Diluted shares used in the calculation of non-GAAP adjusted diluted income (loss) per share are 237.9 million and 271.9 million for the three months ended March 31, 2026 and 2025, respectively.

See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2026	Q1 2025	YOY
United States	$327.7	$264.1	24.1%
Europe, Middle East and Africa	72.3	53.0	36.4
Asia Pacific	42.8	28.4	50.7
Caribbean and Latin America	14.4	19.0	(24.2)
Canada	14.6	23.6	(38.1)
Total net sales	$471.8	$388.1	21.6%

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q1 2026	Q1 2025	YOY
RUCKUS	$173.4	$163.1	6.3%
Aurora	298.4	225.0	32.6
Total net sales	$471.8	$388.1	21.6%

Segment Adjusted EBITDA (1)
			% Change
	Q1 2026	Q1 2025	YOY
RUCKUS	$37.0	$24.9	48.6%
Aurora	50.3	38.2	31.7
Core adjusted EBITDA (2)	87.3	63.1	38.4
Corporate and other (3)	—	(15.9)	NM
Total segment adjusted EBITDA	$87.3	$47.2	85.0%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the RUCKUS and Aurora segments, in the aggregate, and exclude general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA.

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

RUCKUS Net Sales
			% Change
	Q1 2026	Q1 2025	YOY
Core RUCKUS (1)	$173.4	$152.5	13.7%
OneCell	—	10.6	NM
Total RUCKUS net sales	$173.4	$163.1	6.3%

(1) Core RUCKUS excludes the OneCell business that was sold in May of 2025.

Vistance Networks, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

First Quarter 2026 Segment Adjusted EBITDA Reconciliation

	RUCKUS	Aurora	Total
Operating income, as reported	$8.7	$15.0	$23.7
Amortization of purchased intangible assets	12.7	21.4	34.1
Restructuring costs, net	4.5	5.1	9.6
Equity-based compensation	2.5	2.8	5.3
Transaction, transformation and integration costs	7.9	2.8	10.7
Depreciation	0.8	3.1	3.9
Segment adjusted EBITDA	$37.0	$50.3	$87.3
Segment adjusted EBITDA % of sales	21.3%	16.9%	18.5%

First Quarter 2025 Segment Adjusted EBITDA Reconciliation
	RUCKUS	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$7.0	$(1.8)	$(21.5)	$(16.3)
Amortization of purchased intangible assets	12.7	24.8	(1.2)	36.3
Restructuring costs, net	1.6	8.4	1.2	11.2
Equity-based compensation	1.8	2.0	1.9	5.6
Transaction, transformation and integration costs	0.5	1.0	2.9	4.3
Depreciation	1.3	3.9	0.9	6.1
Segment adjusted EBITDA	$24.9	$38.2	$(15.9)	$47.2
Segment adjusted EBITDA % of sales	15.3%	17.0%	NM	12.2%

(1) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the CCS segment, OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Cash flow from operations	$(186.9)	$77.1	$151.4	$281.3	$(226.6)
Capital expenditures	(15.5)	(12.6)	(16.4)	(25.8)	(2.2)
Free cash flow	$(202.4)	$64.5	$135.0	$255.5	$(228.8)

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

Vistance Networks, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Gross profit, as reported	$197.6	$279.6	$244.4	$234.3	$233.7
Equity-based compensation	0.2	0.3	0.2	0.2	0.1
Adjusted gross profit	$197.8	$279.9	$244.6	$234.5	$233.8
Adjusted gross profit as % of sales	51.0%	54.6%	47.4%	45.6%	49.6%

GAAP to Non-GAAP Adjusted Operating Expense
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Selling, general and administrative, as reported	$108.9	$128.4	$123.7	$136.4	$109.2
Research and development, as reported	66.2	72.1	74.6	70.6	58.2
Operating expenses	$175.1	$200.5	$198.3	$207.0	$167.4
Equity-based compensation	5.4	7.1	8.4	8.6	3.3
Transaction, transformation and integration costs	4.3	7.3	1.8	16.6	10.7
Adjusted operating expense	$165.4	$186.1	$188.1	$181.8	$153.4
Adjusted operating expense as % of sales	42.6%	36.3%	36.4%	35.3%	32.5%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2026
Operating income	$162	$205
Adjustments:
Amortization of purchased intangible assets	102	102
Equity-based compensation	23	24
Restructuring costs, net and transaction and transformation costs	45	50
Depreciation	18	19
Total adjustments to operating income	188	195
Adjusted EBITDA	$350	$400

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Adjusted EBITDA Outlook Reconciliation (1)

	Outlook Range
	2026
Aurora operating income	$100	$125
Adjustments:
Amortization of purchased intangible assets	78	78
Equity-based compensation	13	13
Restructuring costs, net and transaction and transformation costs	20	20
Depreciation	14	14
Total adjustments to operating income	125	125
Aurora adjusted EBITDA	$225	$250

(1) Financial measures exclude the results and performance of the RUCKUS segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.